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                                                                      EXHIBIT 11
                      MICRION CORPORATION AND SUBSIDIARIES
             Statement of Computation of Per Share Earnings (Loss)

                                                                      (UNAUDITED)
                                                                  For the three months
                                                                   ended September 30,
                                                                  1997             1998
                                                                 ------           ------
                                                            (in thousands except per share data)

Net Income (loss)                                                $  636           $ (894)

(a) Computation of Basic Earnings (Loss) per Share:

Weighted average common shares outstanding:
  Common stock                                                    4,049            4,074
                                                                 ------           ------

 Basic Earnings (Loss) per Share                                 $ 0.16           $(0.22)
                                                                 ======           ======

(b) Computation of Diluted Earnings (Loss) per Share:

Weighted average common equivalent shares outstanding:
  Common stock                                                    4,049            4,074
  Common stock equivalents:
    Warrants(1)                                                      68               --
    Options (2)                                                     257               --
                                                                 ------           ------
Weighted average common and
common equivalent shares
outstanding                                                       4,374            4,074
                                                                 ======           ======

Diluted Earnings (Loss) per Share                                $ 0.15           $(0.22)
                                                                 ======           ======


(1) Warrants issued 5/94 for 100,000 shares, less shares reacquired under the treasury stock method.

(2) Options granted 12/94 through 8/98, less shares reacquired under the treasury stock method.